OFFICER’S CERTIFICATE

Pursuant to the
Third Amended and Restated Credit Agreement

The undersigned, Richard N. Berman, Chairman of the Board, President, and Chief Executive Officer of Dorman Products, Inc (formerly R&B, Inc.), (the “Company”), in such capacity and on behalf of such Company, hereby certifies, pursuant to the Third Amended and Restated Credit Agreement dated as of the date hereof (the “Credit Agreement”), between Dorman Products, Inc. and Wachovia Bank, National Association that:

(1) no Event of Default has occurred and is continuing;

(2) there has been no material adverse change in the Borrower’s consolidated business, operations, properties or condition, financial or otherwise, since August 21, 1998, except as disclosed in Borrower’s SEC filings since that date; and

(3) all representations, warranties and covenants made by Borrower in the Credit Agreement are true and correct in all material respects, and all conditions precedent to the Bank’s obligations thereunder, have been satisfied or waived by the Agent in writing.

All capitalized terms herein shall have the meaning set forth in the Credit Agreement, unless defined herein.

Dated: July 24, 2006	/s/ Richard Berman

Name: Richard N. Berman

Title: Chairman of the Board, President, and Chief Executive Officer